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                                                                    EXHIBIT 5.10

January 24, 2006.

VIA EDGAR

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

RE:   NOVAGOLD RESOURCES INC. (THE "COMPANY")
      REGISTRATION STATEMENT ON FORM F-10 - CONSENT OF EXPERT

In connection with the Company's registration statement on Form F-10 originally dated January 24, 2006, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended (the "Registration Statement"), I, Ronald G. Simpson, on behalf of GeoSim Services Inc. ("GeoSim") hereby consent to the use of GeoSim's name in connection with references to GeoSim's involvement in the preparation of a technical report entitled "Independent Technical Report for the Galore Creek Property, Liard Mining Division, British Columbia" dated August 2003 (the "Technical Report") and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of information derived from the Technical Report in the Registration Statement.

Yours truly,

GEOSIM SERVICES INC.

/s/ Ronald G. Simpson

Ronald G. Simpson